                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of
Affinia Group Inc. of our report dated April 15, 2005, except for Notes 2 and
22, as to which the date is September 6, 2005, relating to the financial statements of substantially all of the automotive aftermarket business of Dana
Corporation ("AAG") as of December 31, 2003 and for the eleven months ended
November 30, 2004 and each of the two years in the period ended December 31,
2003, which appears in such Registration Statement. We also consent to the use in this Registration Statement on Form S-4 of Affinia Group Inc. of our report dated September 6, 2005 relating to the financial statement schedule of AAG as of November 30, 2004 and December 31, 2003 and 2002 and for the eleven months ended November 30, 2004 and each of the two years in the period ended December
31, 2003, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Historical Financial
Data" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
September 6, 2005